                                  CERBCO, Inc.
           CONSOLIDATING SCHEDULE - STATEMENTS OF EARNINGS INFORMATION
                      THREE MONTHS ENDED SEPTEMBER 30, 1998
                                   (unaudited)

                                               CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                               Consolidated        Eliminations     Unconsolidated      Incorporated
                                             -----------------    --------------- ----------------   --------------------

Sales                                           $6,047,942                 $0                 $0            $6,047,942
                                             -----------------    --------------- -----------------  --------------------

Costs and Expenses:
  Cost of sales                                  5,050,451                  0                  0             5,050,451
  Selling, general and administrative            1,206,539                  0            166,713             1,039,826
expenses
                                             -----------------    --------------- -----------------  --------------------
    Total Costs and Expenses                     6,256,990                  0            166,713             6,090,277
                                             -----------------    --------------- -----------------  --------------------

Operating Loss                                    (209,048)                 0           (166,713)              (42,335)
Investment Income                                  250,862                  0            226,122                24,740
Interest Expense                                   (12,705)                 0                  0               (12,705)
Other Income - net                                  33,638                  0            (21,967)               55,605
                                             -----------------    --------------- -----------------  --------------------
Earnings Before Non-Owned Interests and
    Income Taxes                                    62,747                  0             37,442                25,305

Non-Owned Interest in Pretax Loss of
    Midsouth Partners                              (61,623)                 0                  0               (61,623)
                                             -----------------    --------------- -----------------  --------------------

Earnings Before Non-Owned Interests in
    Insituform East and Income Taxes               124,370                  0             37,442                86,928

Provision for Income Taxes                          54,000                  0             20,000                34,000
                                             -----------------    --------------- -----------------  --------------------

Earnings Before Non-Owned Interests in
    Insituform East                                 70,370                  0             17,442                52,928

Non-Owned Interests in Earnings of                  35,633    (A)      35,633                  0                     0
Insituform East
                                             -----------------    --------------- -----------------  --------------------

                                NET EARNINGS       $34,737           $(35,633)           $17,442               $52,928
                                             =================    =============== =================  ====================

                                                   CERBCO, Inc.
                                CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                                                SEPTEMBER 30, 1998
                                                    (unaudited)

                                                  CERBCO, Inc.                             CERBCO, Inc.      Insituform East,
                                                  Consolidated            Eliminations     Unconsolidated    Incorporated
                                                  ----------------        ---------------- ----------------- -----------------
ASSETS

Current Assets:
  Cash and cash equivalents                          $19,632,410                     $0        $18,250,869        $1,381,541
  Accounts receivable                                  6,182,492                      0                  0         6,182,492
  Inventories                                          1,372,576                      0                  0         1,372,576
  Prepaid and refundable taxes                           970,928                      0            306,921           664,007
  Prepaid expenses and other                             354,993                      0             13,491           341,502
                                                  ----------------        ---------------- ----------------- -----------------

                             TOTAL CURRENT ASSETS     28,513,399                      0         18,571,281         9,942,118

Investment in and Advances to Subsidiary:
  Investment in subsidiary                                     0    (B)      (7,331,357)         7,331,357                 0
  Intercompany receivables and payables                        0                      0              3,820            (3,820)

Property, Plant and Equipment - net of
  accumulated depreciation                            11,108,247                      0             85,492        11,022,755

Other Assets:
  Excess of acquisition cost over value of net
    assets acquired - net                              2,298,673    (B)       2,298,673                  0                 0
  Cash surrender value of SERP life insurance          1,310,554                      0          1,230,255            80,299
  Deposits and other                                     102,489                      0             44,489            58,000
                                                  ----------------        ---------------- ----------------- -----------------

                                     TOTAL ASSETS    $43,333,362            $(5,032,684)       $27,266,694       $21,099,352
                                                  ================        ================ ================= =================

      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Partner loans to Midsouth Partners                    $250,000                     $0                 $0          $250,000
  Accounts payable and accrued liabilities             3,999,621                      0          1,419,535         2,580,086
  Current portion of capital lease obligations            36,390                      0                  0            36,390
                                                  ----------------        ---------------- ----------------- -----------------

                        TOTAL CURRENT LIABILITIES      4,286,011                      0          1,419,535         2,866,476

Long-Term Liabilities:
  Capital lease obligations                               95,052                      0                  0            95,052
  Deferred income taxes                                1,019,000                      0                  0         1,019,000
  Accrued SERP liability                                 676,291                      0            649,719            26,572
                                                  ----------------        ---------------- ----------------- -----------------
                                TOTAL LIABILITIES      6,076,354                      0          2,069,254         4,007,100
                                                  ----------------        ---------------- ----------------- -----------------

Non-Owned Interests:                                  12,042,273  (A)(B)     10,404,836                  0         1,637,437
                                                  ----------------        ---------------- ----------------- -----------------

Stockholders' Equity:
  Common stock                                           118,697    (B)        (175,486)           118,697           175,486
  Class B stock                                           29,598    (B)         (11,904)            29,598            11,904
  Additional paid-in capital                           7,527,278    (B)      (4,000,424)         7,527,278         4,000,424
  Retained earnings                                   17,539,162  (B)(C)    (12,439,319)        17,521,867        12,456,614
  Treasury stock                                               0    (B)       1,189,613                  0        (1,189,613)
                                                  ----------------        ---------------- ----------------- -----------------
                       TOTAL STOCKHOLDERS' EQUITY     25,214,735            (15,437,520)        25,197,440        15,454,815
                                                  ----------------        ---------------- ----------------- -----------------

       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $43,333,362            $(5,032,684)       $27,266,694       $21,099,352
                                                  ================        ================ ================= =================

                                                   CERBCO, Inc.
                                         CONSOLIDATING ELIMINATION ENTRIES
                                                SEPTEMBER 30, 1998
                                                    (unaudited)

                                  (A)
Non-owned interests in earnings of subsidiaries                              $35,633
  Non-owned interests                                                                            $35,633
To record non-owned interests in earnings of subsidiaries
for the three months ended September 30, 1998.

                                  (B)
Common stock                                                             $   175,486
Class B stock                                                                 11,904
Additional paid-in capital                                                 4,000,424
Retained earnings                                                         12,403,686
Excess of acquisition cost over value of net assets acquired               2,298,673
  Treasury stock                                                                                 $ 1,189,613
  Non-owned interests                                                                             10,369,203
  Investment in subsidiary                                                                         7,331,357
To eliminate investments in consolidated subsidiaries.

                                  (C)
Retained Earnings                                                           $35,633
    Current year earnings adjustments                                                            $35,633
To close out impact of current quarter's statement of earnings.